EXHIBIT J(1)

INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference in this Post-Effective Amendment No. 17 to the Registration Statement No. 33-73824 on Form N-1A of the MassMutual Institutional Funds, of our report dated February 20, 2001 appearing in the Annual Report to Shareholders of MassMutual Prime Fund, MassMutual Short-Term Bond Fund, MassMutual Core Bond Fund, MassMutual Diversified Bond Fund, MassMutual Balanced Fund, MassMutual Core Equity Fund, MassMutual Large Cap Value Fund, MassMutual Indexed Equity Fund, MassMutual Growth Equity Fund, MassMutual Aggressive Growth Fund, MassMutual OTC 100 Fund, MassMutual Focused Value Fund, MassMutual Small Cap Value Equity Fund, MassMutual Mid Cap Growth Equity Fund, MassMutual Mid Cap Growth Equity II Fund, MassMutual Small Cap Growth Equity Fund, MassMutual Emerging Growth Fund and MassMutual International Equity Fund for the year ended December 31, 2000.

        We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Auditor” in the Statement of Additional Information, which are a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 30, 2001